Agreement

Transferor:	Ningsheng Financial Information Service (Shanghai) Co., Ltd.
(Hereinafter referred to as “Party A”)

Transferee:	Benefactum Alliance Business Consultant (Beijing) Co., Ltd.
(Hereinafter referred to as “Party B”)

Whereas:

1. Jinan Branch of Ningsheng Financial Information Service (Shanghai) Co., Ltd., Chengyang Branch of Ningsheng Financial Information Service (Shanghai) Co., Ltd., Jimo Branch of Ningsheng Financial Information Service (Shanghai) Co., Ltd., Weihai Branch of Ningsheng Financial Information Service (Shanghai) Co., Ltd., Yantai Branch of Ningsheng Financial Information Service (Shanghai) Co., Ltd. which belong to Party A are the partners of Party B and provide corresponding information consultation service for Party B;

2. In order to strengthen business management and effectively integrate resources, Party B decides to authorize five branches of Ningsheng Financial Information Service (Shanghai) Co., Ltd. as transferees according to the current situation.

For this purpose, through friendly negotiation by both parties, in regard to the related matters of assets transferred by Party to five branches of Ningsheng Financial Information Service (Shanghai) Co., Ltd., the agreement has been reached as below in Shanghai where Party A is located on Dec. 5, 2015:

Article 1 Subject of Transfer

Party A agrees to transfer all the assets of the five branches of Ningsheng Financial Information Service (Shanghai) Co., Ltd. and the corresponding liabilities (hereinafter referred to as “transferred assets”, including but not limited to the existing customer resources, all kinds of assets, personnel and liabilities) to Party B on the closing date. See Annex I for the specific list of transfer.

Article 2 Closing Date and Cost Payment

2.1 The closing day of transfer determined by both parties through consensus shall be: Dec. 31, 2015.

2.2 From the closing date stipulated in this agreement, Party B shall become a legal owner of the transferred assets and shall be entitled to have all the rights and obligations related to the transferred assets.

2.3 Party A and Party B agree that RMB 3,619,301.60 Yuan shall be taken as the transfer price of the transferred assets:

Party B shall pay the money to Party A before the date___________.

Article 3 Guarantee and Commitment

3.1 Guarantee and commitment of Party A

3.1.1 Party A is a limited liability company formally established and legally existing in accordance with Chinese law, and has all the necessary rights, powers and ability to conclude and perform all the obligations and responsibility under this agreement; and this agreement is legally binding for Party A as soon as it is signed.

3.1.2 Party A acknowledges that it legally owns all the transferred assets which are currently owned by it and will be continue to be owned by it before the closing date as stipulated in this agreement.

In addition to those who have already made a specific written disclosure to Party B, there is no pledge, guarantee or any other right of the third party or other restrictions which will cause an adverse effect to the value of the above-mentioned assets and rights and interests, and the ability of the application, transfer and disposal of these assets and rights and interests.

3.1.3 Party A does not suffer from any ongoing lawsuit, arbitration or administrative procedure, or to which Party A is a party, or in which any part of assets transferred by Party A is the subject matter, and may possibly have a material adverse effect on the condition of transferred assets or the business operation provided that a judgment or ruling is made against Party A, except those explicitly disclosed in writing to Party B.

3.1.4 Party A will properly handle any matters not covered in the process of the assets transfer as mentioned in the agreement together with Party B in accordance with national laws and the spirit of the related policy.

3.2 Warrants and Acknowledgement of Party B

3.2.1 Party B shall properly maintain and use the assets transferred by others and shall be engaged in the legitimate business activities.

3.3.2 Party B will properly handle any matters not covered in the process of transfer of property rights as mentioned in the agreement together with Party A in accordance with national laws and the spirit of the related policy.

3.3.3 In accordance with the stipulations of this agreement, the transfer cost shall be paid to Party A.

Article 4 Confidentiality Clause

In addition to laws and regulations, either party shall not disclose the related contents of this agreement to any third party outside the parties involved in this transaction without the written consent of the other party.

Article 5 Responsibility for Breach of Contract

Shall either party breach the contract in of any statement, guarantee and commitment of this agreement, or breach of any clauses of this agreement. The breaching party shall pay comprehensive and full compensation to the non-breaching party.

Article 6 Miscellaneous Provisions

6.1 All disputes arising from the performance of this agreement or in connection with this agreement shall be settled through friendly consultation by both parties. If the dispute cannot be resolved through consultation, either party can file a suit with the people’s court at the location of Party A.

6.2 The agreement shall take effect with the seal of both parties and is made in quadruplicate, with each party holding two copies respectively, which shall have the same legal force.

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Party A (seal):                                                     Party B (seal):